SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to § 240.14a-12

NTN Buzztime, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NTN BUZZTIME, INC.
5966 La Place Court
Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 2, 2010

To the Stockholders of NTN Buzztime, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of NTN Buzztime, Inc. (“NTN Buzztime” or the “Company”) will be held at the Company’s headquarters located at 5966 La Place Court, Carlsbad, California 92008, at 9:00 a.m. local time, on June 2, 2010 for the following purposes, as more fully described in the attached Proxy Statement:

1.	To elect four (4) directors to hold office until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To vote upon a proposal to adopt the NTN Buzztime, Inc. 2010 Performance Incentive Plan;

3.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	Any other matters that may properly come before the annual meeting.

The Board of Directors fixed the close of business on April 19, 2010 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s offices for at least 10 days prior to the meeting, and will also be available for inspection at the meeting.

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, in order to ensure your representation at the meeting, please promptly complete, date, sign, and return the enclosed proxy in the accompanying envelope.  In addition to voting by mail, you may vote by telephone or via the internet. You do not need to return your proxy by mail if you vote either by telephone or via the internet.

VOTE VIA THE INTERNET – www.proxyvote.com

You may vote via the internet at www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE VIA TELEPHONE – 1.800.690.6903

You may vote via telephone by dialing 1.800.690.6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To enroll in electronic delivery, please follow the instructions above to vote via the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

The prompt return of your proxy will help to save expenses incurred in further communication. Your proxy can be revoked as described in the Proxy Statement and will not affect your right to vote in person should you decide to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ KENDRA BERGER
Kendra Berger
Chief Financial Officer and Secretary

NTN BUZZTIME, INC.
5966 La Place Court
Carlsbad, California 92008

PROXY STATEMENT
Annual Meeting of Stockholders to be held June 2, 2010

SOLICITATION AND VOTING

General

The enclosed proxy is being solicited on behalf of the Board of Directors of NTN Buzztime, Inc. (“NTN Buzztime” or the “Company”) for use at the annual meeting of stockholders to be held at the Company’s headquarters located at 5966 La Place Court, Carlsbad, California 92008, at 9:00 a.m. local time, on June 2, 2010 and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. We are first mailing this Proxy Statement, together with the accompanying proxy solicitation materials, to stockholders, and posting it on our corporate website at www.buzztime.com, on or about April 30, 2010.

Proposals You Are Asked to Vote on and the Board’s Voting Recommendations

         The matters you will be asked to vote on and the Board’s recommendations are:

Proposal		Voting Recommendations
1.	To elect four (4) directors to hold office until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualified;	FOR
2.	To vote upon a proposal to adopt the NTN Buzztime, Inc. 2010 Performance Incentive Plan;	FOR

3.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and	FOR
4.	Any other matters that may properly come before the annual meeting.	(*)

*
The Board is not aware of any other matters to be presented to you for a vote, however, if a matter requiring a vote is properly brought forth during the meeting, the Board’s recommended vote will be communicated to you at that time.

Voting and Quorum

We have one class of voting stock outstanding, designated common stock, $.005 par value (“Common Stock”).  Each share of our Common Stock is entitled to one vote for each director to be elected and for each other matter to be voted on at the Annual Meeting.  Only holders of record of Common Stock at the close of business on April 19, 2010 are entitled to notice of and to vote at the Annual Meeting.  There were approximately 60,687,549 shares of Common Stock outstanding as of the record date.

The proxy holders will vote all shares of Common Stock represented by a properly completed proxy received in time for the Annual Meeting in accordance with the stockholder’s instructions.  If no instructions are given in the proxy, the shares will be voted according to the recommendations of the Board of Directors.  Therefore, if no instructions are given, the shares will be voted “FOR” Proposal 1, the election as directors of each of the nominees named in this Proxy Statement, “FOR” Proposal 2, approval of our 2010 Performance Incentive Plan, and “FOR” Proposal 3, ratification of the appointment of Mayer Hoffman McCann P.C. as our registered independent public accounting firm for the fiscal year ending December 31, 2010.  With respect to any other item of business that may properly come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

Brokers who hold shares of Common Stock for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchanges or other organizations of which they are members.  Members of the New York Stock Exchange (NYSE) are permitted to vote their clients’ proxies in their own discretion on certain matters if the clients have not furnished prior voting instructions.  However, the NYSE defines various proposals as “non-discretionary” and brokers who have not received voting instructions from their clients do not have discretion to vote on those items.  When a broker votes a client’s shares on some but not all of the proposals at a meeting, the withheld votes are referred to as “broker non-votes.”

The presence, in person or by proxy, at the Annual Meeting, of stockholders entitled to cast a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.  Persons returning executed proxy cards will be counted as present for purposes of establishing a quorum even if they abstain from voting on any or all proposals.  Shares held by brokers who vote such shares on any proposal will be counted as present for purposes of establishing a quorum, and broker non-votes on other proposals will not affect the presence of a quorum.  Abstentions will be counted as present for purposes of establishing a quorum but for purposes of determining the outcome of a proposal, abstentions will not be treated as affirmative votes.

For Proposal 1, the election as directors of each of the nominees named in this Proxy Statement, nominees receiving the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors.  Abstentions and broker non-votes will not have any effect on the outcome of a nominee’s election.

To be approved, Proposal 2 (approval of our 2010 Performance Incentive Plan) and Proposal 3 (ratification of the appointment of Mayer Hoffman McCann P.C. as our registered independent public accounting firm for the fiscal year ending December 31, 2010) must receive “For” votes from the holders of a majority of shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to be voted on such proposal.  Abstentions will be included in the number of shares present and entitled to vote on these proposals and, accordingly, will have the effect of a vote "AGAINST" such proposal.  If a broker indicates on the proxy it does not have discretionary authority to vote certain shares on such proposal, those shares will not be considered as present and entitled to vote on that proposal (other than to reduce the number of affirmative votes required to approve the proposal).  Therefore, broker non-votes will not be counted and will have no effect on these proposals.

The inspector of election appointed for the Annual Meeting will tabulate all votes including a separate tabulation of the affirmative and negative votes and abstentions.

Revocability of Proxies

You may revoke a proxy at any time before it has been exercised by giving written notice of revocation to our Secretary, by executing and delivering to the Secretary a proxy dated as of a later date than the accompanying proxy, or by attending the Annual Meeting and voting in person. If, however, your shares of record are held by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from that record holder a proxy issued in your name.  Attendance at the Annual Meeting, by itself, will not serve to revoke a proxy.

Solicitation

We will bear the cost of soliciting proxies. This Proxy Statement and the accompanying proxy solicitation materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians and other nominees to beneficial owners of shares of Common Stock. We may reimburse such parties for their reasonable expenses in forwarding solicitation materials to beneficial owners. We do not expect these costs to be significant. Our directors, officers or regular employees may follow up the mailing to stockholders by telephone, electronic mail or personal solicitations, but no special or additional compensation will be paid to those directors, officers or employees for doing so.

Stockholder Proposals for 2011 Annual Meeting

Our Amended and Restated Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of our company at our principal executive offices not later than ninety (90) calendar days or more than one hundred twenty (120) calendar days in advance of the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the previous year’s annual meeting, this advance notice must be received no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. Our bylaws are available on the Corporate Governance section of our website at www.buzztime.com. In addition, a copy of the full text of the provisions of our bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of our company upon written request.

Stockholders who wish to submit one or more proposals for inclusion in our Proxy Statement relating to the 2011 annual meeting of stockholders must submit such proposals so that we receive such proposals at our principal executive offices on or after December 31, 2010 and on or before January 31, 2011. In addition, if we are not notified by January 31, 2011 of a proposal to be brought before the 2011 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

Selection of Director Nominees

The Nominating and Corporate Governance/Compensation Committee will consider candidates for Board membership suggested by other Board members, as well as by management and stockholders. As a stockholder, you may recommend any qualified person for consideration as a nominee for director by writing to the Nominating and Corporate Governance/Compensation Committee of the Board of Directors, c/o NTN Buzztime, Inc., 5966 La Place Court, Carlsbad, California 92008. Recommendations must be received on or after December 31, 2010 and on or before January 31, 2010 to be considered for the 2011 annual meeting of stockholders, and must comply with the requirements in our bylaws. Recommendations must include the name and contact information of the candidate, a statement of the candidate’s business and educational experience, including relevant dates and past employment and degrees or certifications received, the class and number of shares of our company that are beneficially owned by such person, information regarding the candidate that is sufficient to enable the Nominating and Corporate Governance/Compensation Committee to evaluate the candidate under the Board membership criteria described below under the heading “Director Nominations,” a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company, detailed information regarding any relationship or understanding between the candidate and the stockholder who is submitting the candidate’s nomination; the candidate’s signed written consent to serve on the Board if elected, and any additional information relating to the candidate as is necessary in order to comply with the solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934. In addition, such notice shall set forth as to the stockholder making such recommendation, the name and address of such stockholder, the class and number of shares of our company which are beneficially owned by the stockholder, and any material interest of the stockholder relating to the proposed candidate for director. The procedures for considering candidates recommended by a stockholder for Board membership will be no different than the procedures for candidates recommended by members of the Board or by management.

Corporate Governance

We are committed to integrity, reliability and transparency in our disclosures to the public. We have established corporate governance practices to help ensure that our business is operated in the best interests of our stockholders and in full compliance with our legal obligations including the corporate governance listing standards of the NYSE Amex and regulations of the Securities and Exchange Commission (the “SEC”).

Our Corporate Governance Guidelines, Committee Charters, the Code of Ethics and other corporate governance materials and related information are posted in the Corporate Governance section of our website at www.buzztime.com. You may request copies of these documents, without charge, by writing to us at: NTN Buzztime, Inc., 5966 La Place Court, Carlsbad, California 92008, Attention: Corporate Secretary.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

Our bylaws provide that the number of directors constituting the whole board of directors shall be determined by the Board from time to time by a resolution duly adopted by the Board.  The number of directors as determined by the Board is currently five. Our board of directors currently consists of four members with one vacancy.  Our certificate of incorporation provides for the annual election of all of our directors. Vacancies on the Board of Directors (including vacancies created by an increase in the authorized number of directors) may be filled solely by the Board of Directors. A director appointed by the Board of Directors to fill a vacancy would serve for the remainder of the one year term and until his or her successor is elected and qualified.

The Board of Directors has selected the following nominees for election as directors at the Annual Meeting. Each such nominee is currently serving as a director of the Company. Mr. Bush was appointed as a director by the Board to fill a vacancy on our Board.  He was recommended by Mr. Berg in 2009 for consideration by our Nominating and Corporate Governance/Compensation Committee.  If elected, the following nominees would hold office until the annual meeting of stockholders in 2011 and until their respective successors are duly elected and qualified.

Name	Age (1)	Director Since
Terry Bateman	53	2008
Jeff Berg	50	2008
Mary Beth Lewis	52	2009
Michael Bush	49	2009

________________________________
(1) As of March 31, 2010

The following biographical information is furnished with respect to members of our board of directors:

Terry Bateman has served on our Board of directors since November 2008 and served as our Chief Executive Officer from February 2009 to March 2010.  Mr. Bateman has nearly 30 years executive experience in developing, growing, managing and selling businesses.  Mr. Bateman has been a personal investor in Red Zone Capital from 2006 to the present, and in connection with that investment activity, served as Chief Executive Officer of Dick Clark Productions, a television production company, from June 2007 to February 2008.  Prior to that, Mr. Bateman served as interim Chief Marketing Officer of the Washington Redskins, a professional football team, from September 2006 to June 2007.  From September 2005 to September 2006, Mr. Bateman served as President and Chief Executive Officer at Barton Cotton, Inc., a provider of integrated direct marketing fundraising services to non-profit organizations, and prior to that, served as its Executive Vice President of Fundraising beginning in 1998.  He was President of Snyder Communications' Marketing Services Division between 1994 and 1997.  Mr. Bateman was Executive Vice President, Vice President and Director of Whittle Communications between 1981 and 1994, having begun his career in marketing with The Gillette Company between 1979 and 1981.  Mr. Bateman holds a B.S. in Economics from the University of Tennessee. Our Nominating and Corporate Governance/Compensation Committee determined that Mr. Bateman should be nominated for election as a director because of his extensive consumer out-of-home marketing and advertising experience, as well as his general business acumen.

Jeff Berg has served on our Board of Directors since August 2008 and as Chairman of our Board since November 2008.  Mr. Berg is a private investor currently serving as General Partner of Matador Capital Partners, an investment firm that he founded in 2007.  Since 2001, he has been Chairman of the Board and a lead investor in Surfline/Wavetrak Inc., an action sports media company.  He was also the lead Director of Swell Commerce, Inc., a direct marketer of surf apparel and accessories, a company that he co-founded in 1999, until it was sold in December 2009 to Billabong International.  From July 2000 to April 2001, Mr. Berg served as Interim Chief Executive Officer of Swell.  He was also founder and sole stockholder of Airborne Media LLC, a specialty media company that he founded in 2006, which operates web sites and publishes magazines and other niche-market print products, and sold the majority of its assets in 2009.  Between 1995 and 2000, Mr. Berg was Chairman of the Board of AccentHealth, a provider of segmented, patient education-oriented TV programming to medical waiting rooms.  Mr. Berg has over 20 years experience as a professional investor, having worked for 9 years at Raymond James Financial as an institutional securities analyst prior to founding Matador Capital Management, where he served as the Chief Investment Officer from 1994 to 2006.  Mr. Berg holds a B.S. in Business Administration from the University of Florida. Our Nominating and Corporate Governance/Compensation Committee determined that Mr. Berg should be nominated for election as a director because of his experience with out-of-home media, as well as being a significant shareholder of the Company.

Mary Beth Lewis has served on our Board of Directors since February 2009.  From August 2007 to January 2009, Ms. Lewis served as Chief Financial Officer of Fresh Produce Sportswear, Inc., a women’s apparel company.  From August 2006 to May 2007, she was an accounting instructor in the College of Business at Colorado State University.  From October 2001 to April 2005, Ms. Lewis served as Chief Financial Officer of Noodles & Company, a restaurant chain.  Prior to that, she was the Chief Financial Officer of Wild Oats Markets, Inc., a national natural foods grocery store chain.  Ms. Lewis currently serves on the Board of Directors for eBags, Inc., an online retailer of bags and accessories, where she also serves as the Audit Committee Chair.  Ms. Lewis holds two undergraduate degrees from West Virginia University:  a B.A. in Psychology and a B.S. in Speech Pathology and Audiology.  Ms. Lewis also holds an MBA in Accounting and Finance from the University of Pittsburgh. Our Nominating and Corporate Governance/Compensation Committee determined that Ms. Lewis should be nominated for election as a director because of her financial and corporate governance expertise and her prior experience as a chief financial officer.

Michael J. Bush was appointed a Director in September 2009 and was appointed as our President and Chief Executive Officer effective April 12, 2010. Prior to becoming our President and Chief Executive Officer, Mr. Bush was President and Chief Executive Officer of 3 Day Blinds Corporation, a position he held from September 2007 to April 2010.  3 Day Blinds declared bankruptcy in October 2008.  Prior to joining 3 Day Blinds, a seller of custom-crafted window coverings, from December 2003 to February 2007, Mr. Bush served as President and Chief Executive of Anchor Blue Retail Group, a 175 store chain of youth oriented apparel stores and served as President and Chief Executive Officer of Levi’s and Dockers’ Outlets by MOST, an 80 store chain of outlet stores selling Levi Strauss & Company apparel in outlet malls. From February 2000 to May 2002, Mr. Bush served as President and Chief Executive of Bally North America, a manufacturer and seller of women’s footwear and apparel, a member of the Board of Directors of Bally International AG, the parent company for Bally, and Senior Vice President of Global Re-engineering. Prior to Bally, Mr. Bush was Chief Operating Officer and Executive Vice President of Movado Group, Inc., a publicly traded global manufacturer and marketer of wristwatches. Mr. Bush joined Movado from Ross Stores where he served as Senior Vice President of Strategic Planning, Business Development and Marketing. Mr. Bush currently serves as a director of Ross Stores, a national chain of discount department stores and a Fortune 500 company, and Technoserve, a global not-for-profit enterprise. Mr. Bush also joined 3 Day Blinds’ board of directors upon his resignation as President and Chief Executive Officer of 3 Day Blinds.  He is a graduate of Dartmouth College and the Stanford Graduate School of Business. Our Nominating and Corporate Governance/Compensation Committee determined that Mr. Bush should be nominated for election as a director because of his extensive experience in executing business growth strategies as well as his leadership qualities as a chief executive officer.

Meetings and Committees

Our business affairs are managed by and under the direction of the Board of Directors. During 2009, the Board of Directors held 20 meetings. During 2009, each director attended at least 75% of the aggregate of (i) the total number of Board meetings held during such member’s service and (ii) the total number of meetings of committees of the Board of Directors on which he or she served, during the period of such member’s service. The schedule for regular meetings of the Board for each year is submitted and approved by the Board in advance.

We have adopted a policy regarding attendance by members of our Board of Directors at our annual meeting of stockholders. Board members are strongly encouraged to attend the annual meeting. All of the nominees for election as directors who were then members of the Board attended the 2010 annual meeting of stockholders, with the exception of Ms. Lewis.

Each committee of the Board of Directors meets as frequently and for such length of time as it deems necessary to carry out its assigned duties and responsibilities. In addition, the chairman of a committee may call a special meeting of that committee at any time if deemed advisable. In September 2009, we combined the Compensation and the Nominating and Corporate Governance committees into a single committee, and currently have two standing committees: Audit and Nominating and Corporate Governance/Compensation.  The committees’ respective duties are outlined in their charters. The Board reviews the committees’ duties from time to time and may form new committees, revise a committee’s structure, or disband committees, depending on the circumstances.

Board Structure and Risk Oversight

Our Board’s leadership structure is such that our Chairman of the Board and Chief Executive Officer positions are separated.  The Nominating and Corporate Governance/Compensation Committee believes this leadership structure is prudent and provides appropriate segregation and independence.

Our Board of Directors provides oversight to the management of the Company’s risk profile, including but not limited to internal controls over financial reporting, credit risk, interest rate risk, liquidity risk, operational risk, reputational risk and compliance risk. The Board of Directors monitors and manages these risks through the activities of Board Committees in conjunction with management, the independent registered public accounting firm, and other independent advisors.  Our executive officers are assigned responsibility for the various categories of risk, with the Chief Executive Officer being ultimately responsible to the Board of Directors for all risk categories.  Our executive officers periodically report to and receive input from the Board and Audit Committee regarding material risks the Company faces and how the Company plans to respond to and mitigate these risks.

Board Independence

The Board has determined that Jeff Berg and Mary Beth Lewis are each “independent” under current NYSE Amex rules:

Committee Composition

Audit Committee	Nominating and Corporate Governance/Compensation Committee
Mary Beth Lewis*+	Jeff Berg+
Jeff Berg	Mary Beth Lewis

+Chairperson
*Financial Expert

Audit Committee

We have a separately designated standing Audit Committee that operates under a written charter adopted by our Board of Directors. The role of the Audit Committee is to oversee the accounting and financial reporting processes of our company and audits of our financial statements. The responsibilities of the Audit Committee include the periodic review of our accounting and financial reporting and internal control policies and procedures, appointing and providing the compensation of the independent registered public accounting firm of certified public accountants to be retained as our independent auditors, and reviewing the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure contained in our quarterly and annual reports filed with the SEC, and reviewing our quarterly and audited annual financial statements. The Audit Committee is currently comprised of two non-employee directors: Ms. Lewis and Mr. Berg, each of whom are independent under the listing standards of the NYSE Amex and the Securities Exchange Act.  The Audit Committee held seven meetings in 2009.

Audit Committee Financial Expert

The Board has determined that Mary Beth Lewis is an “audit committee financial expert” and independent as defined by the rules of the Securities and Exchange Commission.

Nominating and Corporate Governance/Compensation Committee

In September 2009, our Board of Directors consolidated the Compensation Committee and the Nominating and Corporate Governance Committee into a single committee designated as the Nominating and Corporate Governance/Compensation Committee. This committee consists of Mr. Berg and Ms. Lewis, each of whom is an independent director under the rules of the NYSE Amex. The function of this committee is to administer our benefit and equity incentive plans; determine the amount and form of compensation paid to our Chief Executive Officer; review and administer all compensation arrangements for our other executive officers; and establish and review general policies relating to the compensation and benefits of our officers and employees. In addition, this committee identifies individuals qualified to become members of the Board; selects, or recommends that the Board select, nominees for election to the Board; and develops and implements policies and procedures that are intended to ensure that the Board will be appropriately constituted and organized to meet its fiduciary obligations to the Company and our stockholders. The Nominating and Corporate Governance/Compensation Committee operates under a written charter adopted by the Board. The Nominating and Corporate Governance/Compensation Committee held 12 meetings in 2009 (either as separate committees or combined).

The Board has adopted charters for our Audit and our Nominating and Corporate Governance/Compensation Committees.  The Board has also adopted a code of ethics that applies to all of our employees, officers and directors.  These materials are posted on the Corporate Governance section of our website at www.buzztime.com.  The information on our website is not incorporated by reference in this Proxy Statement.

Director Nominations

Our Nominating and Corporate Governance/Compensation Committee acts in considering new candidates for Board membership suggested by Board members, management and stockholders. The Nominating and Corporate Governance/Compensation Committee has established qualifications for directors, including the ability to apply fair and independent judgment in a business situation and the ability to represent the interests of all our stockholders and constituencies. A director also must be free of any conflicts of interest that would interfere with his or her loyalty to the Company or our stockholders. In evaluating Board candidates, the Nominating and Corporate Governance/Compensation Committee considers these qualifications as well as several other factors, including the following:

•	independence from management;

•	depth and breadth of relevant business experience;

•	age and gender;

•	judgment, skill, integrity and reputation;

•	existing commitments to other businesses and willingness to devote adequate time to board duties;

•	potential conflicts of interests with other pursuits;

•	legal considerations such as antitrust issues;

•	personal background, including past involvement in SEC inquiries, legal proceedings, criminal record, or involvement in acts of fraud or dishonesty;

•	business experience in finance and accounting to aid the Nominating and Corporate Governance/Compensation Committee in determining whether a candidate would be suitable for Audit Committee membership;

•
executive compensation and/or corporate governance background, to aid the Nominating and Corporate Governance/Compensation Committee in determining whether a candidate would be suitable for membership on that committee; and

•	interplay of candidate’s experience and skills with those of other board members.

Other than as described above, the Nominating and Corporate Governance/Compensation Committee has not adopted any specific policy on the issue of considering diversity in identifying nominees for director.

The Nominating and Corporate Governance/Compensation Committee will consider director recommendations by stockholders that are made in writing and addressed to the Secretary of our company or to the Nominating and Corporate Governance/Compensation Committee. Such stockholder’s recommendation shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) the name and contact information of the candidate, (B) a statement of the candidate’s business and educational experience, including relevant dates and past employment and degrees or certifications received, (C) the class and number of shares of our company that are beneficially owned by such person, (D) information regarding the candidate that is sufficient to enable the Nominating and Corporate Governance/Compensation Committee to evaluate the candidate under the Board membership criteria described above, (E) a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company, (F) detailed information regarding any relationship or understanding between the candidate and the stockholder who is submitting the candidate’s nomination; (G) the candidate’s signed written consent to serve on the Board if elected, and (H) any additional information relating to the candidate as is necessary in order to comply with the solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934. In addition, such notice shall set forth as to the stockholder making such recommendation, (A) the name and address of the stockholder making such recommendation, (B) the class and number of shares of our company which are beneficially owned by the stockholder, and (C) any material interest of the stockholder relating to the proposed candidate for director. The procedures for considering candidates recommended by a stockholder for Board membership will be no different than the procedures for candidates recommended by members of the Board or by management.

Directors’ Common Stock Ownership and Compensation

To encourage directors to have a direct and material cash investment in shares of our common stock, the Board has established stock ownership guidelines for members of our Board.  The ownership guidelines strongly suggest that each director hold shares of our common stock, purchased for cash, equal to the following:

•	one times the annual cash retainer for Board service by the second anniversary of the director’s Board service;

•	two times the annual cash retainer for Board service by the third anniversary of the director’s Board service; and

•	four times the annual cash retainer for Board service by the fifth anniversary of the director’s Board service.

At any time between the second and fifth anniversary of any director’s Board service, if (i) such director is not then in compliance with the ownership guidelines set forth above and (ii) the Board, in its sole discretion, makes a determination that such director is not adhering to the spirit of these guidelines, the Board may request such director’s immediate resignation from the Board.  In such event, such director shall immediately deliver to the Chairperson of the Board (or in the absence of a Chairperson, to the full Board) his or her written, unqualified resignation with immediate effect.

Annual Retainer and Meeting Fees

Our non-employee directors, except for the Chairman of the Board, are entitled to receive an annual cash retainer in the amount of $25,000 for their services as directors. Our Chairman of the Board is entitled to receive an additional annual cash retainer of $20,000 for his services.  Generally, directors who are employees of the Company do not receive any additional compensation for their services as directors.

We do not pay our non-employee directors participation fees for meeting attendance.

We pay our non-employee directors additional compensation for their service on the Board committees. The additional annual retainers for Board committee service are as set forth in the table below. As compensation for their additional responsibilities, we pay the chairperson of each Board committee a higher retainer than the other members of the committee.

Additional Annual Retainer for Board Committee Service	Chairperson	Member
Audit Committee	$10,000	$5,000
Nominating and Corporate Governance/Compensation Committee	$10,000	$5,000

Equity Compensation

We also compensate our non-employee directors through stock option awards. In connection with the commencement of a new director’s term of service, we grant to such new director an option to purchase 30,000 shares of our common stock. The exercise price of each of these new director option awards is equal to the closing market price of our common stock on the date of grant. As of the date of grant, 15,000 of the shares subject to the option are fully vested and exercisable, and the remaining 15,000 shares vest and become exercisable, subject to the director’s continued service, in equal monthly installments beginning in the month immediately following the date of grant through the date of the next annual meeting of stockholders.

Each non-employee director who is re-elected for an additional term of service will be granted an additional option to purchase 20,000 shares of our common stock on the date of our annual stockholder meeting.  The exercise price of each of these annual option awards is equal to the closing market price of our common stock on the date of the annual meeting of stockholders on which it is granted and the underlying shares vest and become exercisable in twelve equal monthly installments thereafter, subject to the director’s continued service. Options granted to non-employee directors as compensation for service on the Board of Directors expire on the earlier of ten years from the date of grant or one year from the date the director ceases to serve on the Board of Directors. In the event of the Company’s merger with another corporation, a sale of all or substantially all of our assets, certain acquisitions of 30% or more of our outstanding common stock, or other change in control events, all non-employee director options will become fully vested and exercisable.

Our non-employee director compensation program is subject to Board review and renewal annually on or around the date of our annual meeting of stockholders.

Compensation of Directors

The following table shows 2009 compensation information for all individuals who served as non-employee directors during the year ended December 31, 2009:

2009 Director Compensation

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Jeff Berg	$52,052	$-	$52,052
Mary Beth Lewis(2)	$32,634	$3,816	$36,450
Michael Bush(3)	$10,986	$11,955	$22,941
Joseph J. Ferricielli(4)	$23,174	$-	$23,174
Gary Arlen(5)	$14,500	$-	$14,500
Robert Clasen(6)	$4,539	$-	$4,539

(1)
The amounts reported in this column represent the aggregate grant date fair value of stock options granted during 2009.  These amounts were computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 12 under “Common Stock Options, Deferred Stock Units and Warrants” in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010.  As of December 31, 2009, our non-employee directors had options outstanding to purchase the following number of shares of our common stock:

Name	# of Shares Subject to Outstanding Options
Mr. Berg(7)	-
Ms. Lewis	30,000
Mr. Bush	30,000

(2)	Ms. Lewis was appointed to the Board on February 13, 2009

(3)	Mr. Bush was appointed to the Board on September 8, 2009.

(4)	Mr. Farricielli resigned from the Board effective August 18, 2009.

(5)	Mr. Arlen resigned from the Board effective February 6, 2009.

(6)	Mr. Clasen resigned from the Board effective February 17, 2009.

(7)	Mr. Berg waived the initial stock option grant when he was appointed to the Board on August 19, 2008 as well as his 2009 annual grant.

Required Vote

Nominees receiving the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein. The nominees have each indicated a willingness to serve as directors. If any of them should decline or be unable to act as a director, however, the proxy holders will vote for the election of another person as the Board of Directors recommends.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED. EXCEPT WITH RESPECT TO BROKER NON-VOTES, PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED IF NO DIRECTION IS GIVEN IN THE PROXIES.

EXECUTIVE COMPENSATION

Compensation Processes and Procedures

The Nominating and Corporate Governance/Compensation Committee of the Board of Directors has the responsibility for determining the amount and form of compensation paid to our Chief Executive Officer, reviewing and approving all compensation arrangements for our other executive officers, administering the Company’s benefit plans and providing guidance over our organizational structure.  Typically, the Chief Executive Officer presents compensation recommendations to the Committee with respect to the executive officers who report to him.  The Committee may accept or adjust such recommendations.  The Committee is solely responsible for determining the Chief Executive Officer’s compensation while the full Board of Directors participates in evaluating the performance of the Chief Executive Officer.

Over the course of 2009, we evaluated compensation rates for executive officers hired during 2009 by externally comparing viable candidates and referencing current public salary survey data to determine the appropriate level of salary, performance-based bonus, and/or equity incentives to present a competitive compensation package in order to attract and retain top talent.  Typically, we evaluate between three and five different sources of compensation data to provide relevant market benchmark data for a given executive role.  Additionally, the Committee has the authority to engage the services of outside advisors and experts to assist and advise the Committee on matters relating to executive compensation.

Tax and Accounting Implications

Compensation paid to our chief executive officer and our two other highest compensated officers (each a "Covered Employee") is subject to a $1,000,000 annual deduction limit pursuant to Section 162(m) of the Internal Revenue Code, as amended.  This deduction limit does not apply to compensation that qualifies for the performance-based compensation exception under Section 162(m).  In fiscal 2009, no Covered Employee's total compensation exceeded $1,000,000, and it is similarly expected that in fiscal 2010 no Covered Employee's compensation will exceed $1,000,000.  However, the Board of Directors and its Nominating and Corporate Governance/Compensation Committee are aware that the future grant of certain equity compensation awards, other than stock options or stock appreciation rights granted without any discount, under our proposed 2010 Performance Incentive Plan to Covered Employees may not qualify as performance-based compensation and therefore this could potentially cause the $1,000,000 deduction limit to be exceeded in future years. However, the Board of Directors wishes to retain the flexibility to make such awards if necessary and more generally does not anticipate that the compensation deduction limit will significantly affect our executive compensation policies.

The Company accounts for stock-based payments including equity awards under our equity incentive plans in accordance with the requirements of FASB ASC No. 718, Compensation – Stock Compensation.

Summary Compensation Table

The following table sets forth information concerning compensation during the years ended December 31, 2009 and 2008 awarded to, earned by or paid to all individuals who served as our principal executive officer as well as our two most highly compensated executive officers other than the principal executive officers who were serving as executive officers at the end of December 31, 2009.  Collectively, these are the “named executive officers.”  There were no additional former executive officers for whom disclosure is required under applicable SEC requirements.

2009 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Terry Bateman (2)	2009	$343,750	$-		$-	$210,350	$93,750	$11,023	(3)	$658,873
Chief Executive Officer and Director	2008	$-	$-		$-	$2,025	$-	$28,000	(4)	$30,025

Kendra Berger	2009	$291,351	$-		$-	$-	$75,000	$-		$366,351
Chief Financial Officer	2008	$270,057	$69,378	(5)	$579	$6,000	$-	$2,066	(6)	$348,080

Ken Keymer (7)	2009	$131,250	$-		$-	$185,250	$64,167	$165,910	(8)	$546,577
Chief Operating Officer	2008	$-	$-		$-	$2,868	$-	$-		$2,868

(1)
The amounts reported in this column represent the aggregate grant date fair value of stock awards and stock options granted during 2009.  These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 12 under “Common Stock Options, Deferred Stock Units and Warrants” in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010.

(2)	Mr. Bateman’s employment began on February 2, 2009. Mr. Bateman resigned as Chief Executive Officer on March 31, 2010.

(3)	Includes $10,800 related to stock option exercises and amounts paid for group term life insurance. Mr. Bateman waived his compensation as a non-employee director in 2009.

(4)	Mr. Bateman entered into an executive advisory agreement with the Company effective November 18, 2008 and earned a total of $28,000 in consulting compensation for his consulting services in 2008.

(5)	Related to a retention bonus.

(6)	Includes payments for employer 401(k) contributions and group term life insurance.

(7)	Mr. Keymer’s employment began on July 27, 2009. Mr. Keymer resigned as Chief Operating Officer effective April 30, 2010.

(8)
Mr. Keymer entered into a consulting agreement with the Company effective March 2009 and earned a total of $106,452 in consulting compensation.  Also included are $40,000 for relocation reimbursement, $19,153 for compensation as a non-employee director, and $305 for group term life insurance.

Agreements with Terry Bateman

In November 2008, we entered into an executive advisory agreement with Mr. Bateman.  Under the terms of this agreement, we engaged Mr. Bateman to serve as a consultant and to assist us with a strategic analysis of our operations and to advise and assist the Company’s management team in seeking to identify and employ a permanent chief executive officer.  The initial term of the agreement was for a 90-day period, which we, in our sole discretion, could extend for up to two additional 45-day periods.  In exchange for his services, we agreed to pay Mr. Bateman $20,000 per month.  This agreement was terminated when Mr. Bateman was appointed our Chief Executive Officer in February 2009.

Effective February 2, 2009, we entered into an employment agreement with Mr. Bateman.  Under the terms of that agreement, Mr. Bateman's employment was "at will" and his annual base salary was $375,000.  In connection with the commencement of his employment, we granted Mr. Bateman an option to purchase 1,750,000 shares of our common stock. This option was granted under our 2004 Performance Incentive Plan. Subject to Mr. Bateman's continued service to the Company, the option was to vest in 48 equal monthly installments over a period of four years.  Mr. Bateman was entitled to health and life insurance and other benefits generally available to our employees.  Mr. Bateman was also entitled to severance payments if his employment was terminated under specified circumstances, which are discussed under "Potential Payments Upon Termination or Change-in-Control—Mr. Bateman," below.

Mr. Bateman voluntarily resigned as our Chief Executive Officer effective as of March 31, 2010.

Agreements with Ken Keymer

In February 2009, we entered into a three month consulting agreement with Mr. Keymer.  Under the terms of this agreement, we engaged Mr. Keymer to serve as a consultant and to assist us with analyzing and improving certain business processes and compensated him $20,000 per month for these services.  The three month agreement was extended for an additional two months, at which time the agreement terminated when Mr. Keymer was appointed as our Chief Operating Officer in July 2009.

Effective July 27, 2009, we entered into an employment agreement with Mr. Keymer.  Under the terms of that agreement, Mr. Keymer's employment is "at will" and he receives an annual base salary of $300,000.  In connection with the commencement of his employment, Mr. Keymer received a one-time lump sum relocation payment of $40,000, and we granted Mr. Keymer an option to purchase 750,000 shares of our common stock. This option was granted under our 2004 Performance Incentive Plan.  Subject to Mr. Keymer's continued service to the Company, the option vests as follows: 25% of the total number of option shares vest on the first anniversary of the grant date and the remaining 75% of the total number of option shares vest in 36 equal monthly installments over the following three years.  Mr. Keymer is entitled to health and life insurance and other benefits generally available to our employees.  Mr. Keymer is entitled to severance payments if his employment is terminated under specified circumstances, which are discussed under "Potential Payments Upon Termination or Change-in-Control—Mr. Keymer," below.

Mr. Keymer voluntarily resigned as our Chief Operating Officer effective as of April 30, 2010.

Incentive Plan Compensation

We believe that incentive compensation awards for our employees, including our named executive officers, should be largely driven by our overall corporate performance. To this end, the Nominating and Corporate Governance/Compensation Committee of our Board of Directors adopted the NTN Buzztime, Inc. Corporate Incentive Plan for Eligible Employees of NTN Buzztime, Inc. and NTN Canada Inc. Fiscal Year 2009, or the "2009 Incentive Plan." The purpose of the 2009 Incentive Plan is to motivate eligible participants to focus on and maximize their efforts to achieve our corporate goals and to encourage the retention of those employees that do so. All active, full-time employees are eligible to participate in the 2009 Incentive Plan unless they participate in any of our other compensation programs. Eligible participants include each of our named executive officers.

Each participant in the 2009 Incentive Plan was assigned a target payout amount that equaled a percentage of such participant's annual base salary. The initial target payout amount for Mr. Bateman, our Chief Executive Officer, was 50% of his 2009 base salary, or $187,500.  The initial target payout amount for Ms. Berger, our Chief Financial Officer, was 50% of her 2009 base salary, or $150,000.  The target payout amount for Mr. Keymer, our Chief Operating Officer, was 50% of his 2009 base salary.  Mr. Keymer began serving as our Chief Operating Officer on July 27, 2009, and as such his target payout amount was prorated to $64,167.

To earn compensation under the 2009 Incentive Plan, the 2009 Incentive Plan must be funded and the participant must be employed by us on the payout date.  The 2009 Incentive Plan is funded only if we achieve our corporate goals. For 2009, the initial corporate goals were for our company to achieve earnings before interest, tax, depreciation and amortization, or EBITDA, of at least $3.6 million, and free cash flow of at least $0.1 million. Free cash flow is defined as our operating cash flow less capital expenditures.

The amount of the target payout that a participant actually earns is determined by taking into account our corporate goals, that participant's individual performance and such participant's department performance, each of which is given a different weight factor in calculating each individual's total target payout. Fifty percent of the compensation payable under the 2009 Incentive Plan was payable to participants following the first six-months of the fiscal year if (i) all prerequisites to earning incentive compensation were met at such time, (ii) our company is forecasted to meet or exceed the corporate goal for 2009 and (iii) our company's year-to-date financial performance for the first six-months of the fiscal year were at or better than budget. Our company's financial performance for the first six months of the fiscal year did not meet our corporate goals. At that time our board of directors approved revised corporate goals for the balance of 2009. The revised corporate goals were for our company to achieve EBITDA of at least $1.0 million for the last six months of 2009, and negative free cash flow of no more than $0.4 million for the last six months of 2009.  Because the corporate goals were decreased, our board of directors also decreased the target payout amounts to 50% of the original target payout amounts, other than with respect to participants that joined our company after June 30, 2009, including Mr. Keymer. EBITDA and free cash flow for the last six months of 2009 was $1.0 million and $0.5 million, respectively. Accordingly, Mr. Bateman, Ms. Berger and Mr. Keymer earned $93,750, $75,000 and $64,167, respectively, under the 2009 Incentive Plan.

Potential Payments Upon Termination or Change-in-Control

Terry Bateman

Under the terms of his employment agreement, if we terminate Mr. Bateman’s employment without cause, we would pay him an amount equal to the sum of one (1) month of severance for every two (2) months he has been employed up to a maximum of six (6) months calculated at his base salary rate in effect on the date of termination, less tax withholdings, which shall be payable in substantially equal installments on a bi-weekly basis over the payment period.  If Mr. Bateman’s employment is terminated with cause, he will not be entitled to any severance benefits. If Mr. Bateman had been terminated without cause on December 31, 2009, the amount of his severance payment would have been $188,000, less all applicable withholdings.  Mr. Bateman voluntarily resigned as our Chief Executive Officer effective as of March 31, 2010.

Ken Keymer

Under the terms of his employment agreement, if we terminate Mr. Keymer’s employment without cause, we would pay him an amount equal to the sum of one (1) month of severance for every two (2) months he has been employed up to a maximum of three (3) months calculated at his base salary rate in effect on the date of termination, less tax withholdings.  If Mr. Keymer’s employment is terminated with cause, he will not be entitled to any severance benefits.  If Mr. Keymer had been terminated without cause on December 31, 2009, the amount of his severance payment would have been $75,000, less all applicable withholdings. Mr. Keymer voluntarily resigned as our Chief Operating Officer effective as of April 30, 2010.

  Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2009:

Outstanding Equity Awards at 2009 Fiscal Year-End

			Option Awards				Stock Awards
Name	Date of Grant		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested
Terry Bateman	02/02/09	(1)	218,750	1,385,417	0.17	02/01/19	-	-

Kendra Berger	08/12/08	(2)	-	-	-	-	18,750	8,438
	09/04/07	(3)	56,250	43,750	0.95	09/03/17	-	-
	08/28/06	(3)	333,333	66,667	1.21	08/27/16	-	-
	06/14/06	(4)	20,000	-	1.54	06/13/16	-	-
	07/01/05	(4)	20,000	-	1.88	06/30/15	-	-

Ken Keymer	07/27/09	(3)	-	750,000	0.31	07/26/19	-	-
	11/06/08	(5)	30,000	-	0.17	11/05/18	-	-

(1)	The option vests and becomes exercisable in 48 equal monthly installments.

(2)	The units of stock will become 100% vested on the fourth anniversary of the grant date. The vesting of the units is subject to acceleration upon the Company achieving certain performance targets.

(3)
The option vests and becomes exercisable at the rate of 25% of the shares underlying the option on the first anniversary of the option grant date, and the remaining shares underlying the option shall vest in 36 equal monthly installments thereafter.

(4)	The option was granted for Ms. Berger’s service as a non-employee director and was vested and exercisable in full as of the one year anniversary of the date of grant.

(5)	The option was granted for Mr. Keymer’s service as a non-employee director and was vested and exercisable in full as of the one year anniversary of the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage ownership of common stock as of March 31, 2010 by:

•	all persons known to us to own beneficially more than 5% of the outstanding shares of common stock based on reports filed by each such person with the Securities and Exchange Commission;

•	each of our directors and nominees for director;

•	each of the Named Executive Officers; and

•
all of the executive officers and directors as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days of March 31, 2010. Except as otherwise indicated and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares of common stock shown.

Except as otherwise indicated, the address for each person is c/o NTN Buzztime, Inc., 5966 La Place Court, Carlsbad, California 92008.

Name	Number of Shares Beneficially Owned (1)	Percent of Common Stock (1)
Jeff Berg (2)	5,875,600	9.7%
Terry Bateman (3)	576,875	*
Kendra Berger (4)	520,417	*
Ken Keymer (5)	128,100	*
Mary Beth Lewis (6)	40,000	*
Michael Bush (7)	64,975	*
Fidelity National Financial, Inc. (8)	5,921,811	9.8%
Matador Capital Partners, L.P. (2)	5,845,600	9.6%
Trinad Capital Master Fund, Ltd. (9)	4,248,479	7.0%
Kinderhook Partners, L.P. (10)	3,582,616	5.9%
All executive officers and directors of NTN as a Group (6 persons) (11)	7,205,967	11.7%

* less than 1%

(1)
Included as outstanding for purposes of this calculation are 60,687,549 shares of common stock (the amount outstanding as of March 31, 2010) plus, in the case of each particular holder, the shares of common stock subject to currently exercisable options, warrants, or other instruments exercisable for or convertible into shares of common stock (including such instruments exercisable within 60 days after March 31, 2010) held by that person, which instruments are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants, or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.

(2)
Based upon a Schedule 13D filed on December 19, 2008 containing information as of December 12, 2008 as well as Form 4 filings during 2009, the following person and entities beneficially owned the number of shares as set forth below:

Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
JABAM, Inc. ("JABAM")	5,845,600	-	5,845,600	-	5,845,600
Jeffrey A. Berg	5,875,600	30,000	5,845,600	30,000	5,845,600
Matador Capital Partners, L.P. ("Matador")	5,845,600	-	5,845,600	-	5,845,600

Mr. Berg is the President and controlling shareholder of JABAM.  JABAM is the general partner of Matador.  Each of JABAM and Mr. Berg disclaims beneficial ownership in shares of common stock beneficially owned by the other party or by Matador except to the extent of its or his pecuniary interest therein.  The address for each of JABAM, Mr. Berg and Matador is P.O. Box 55399, St. Petersburg, Florida  33732.

(3)	Includes 72,917 shares subject to options held by Mr. Bateman that are currently exercisable or exercisable within 60 days of March 31, 2010.

(4)	Includes 481,667 shares subject to options held by Ms. Berger that are currently exercisable or exercisable within 60 days of March 31, 2010.

(5)	Includes 30,000 shares subject to options held by Mr. Keymer that are currently exercisable or exercisable within 60 days of March 31, 2010.

(6)	Includes 30,000 shares subject to options held by Ms. Lewis that are currently exercisable or exercisable within 60 days of March 31, 2010.

(7)	Includes 30,000 shares subject to options held by Mr. Bush that are currently exercisable or exercisable within 60 days of March 31, 2010.

(8)
Based upon a Schedule 13D/A filed on August 20, 2009 containing information as of August 19, 2009, the following entities beneficially owned the number of shares as set forth below.  We believe that Fidelity holds significantly fewer shares than the information contained in their Schedule 13D/A filed on August 20, 2009.

Entity	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Fidelity National Financial, Inc. ("FNF")	5,921,811	213,400	5,708,411	213,400	5,708,411
Security Union Title Insurance
Company ("Security Union")	1,222,030	-	1,222,030	-	1,222,030
Alamo Title Insurance ("Alamo")	1,170,679	-	1,170,679	-	1,170,679
Ticor Title Insurance Company ("TTIC")	1,237,000	-	1,237,000	-	1,237,000
Chicago Title Insurance Company ("CTIC")	1,222,702	-	1,222,702	-	1,222,702
Fidelity National Title Insurance
Company ("FNT")	856,000	-	856,000	-	856,000

FNF is the parent company of each of Security Union, Alamo, TTIC, CTIC and FNT, each of which is a majority-owned by FNF.

The address for FNF is 601 Riverside Avenue, Jacksonville, Florida 32204.

The address for Security Union and TTIC is 4050 Calle Real, Suite 210, Santa Barbara, California, 93110.

The address for Alamo is 10010 San Pedro, Suite 700, San Antonio, Texas 78216.

The address for CTIC is 171 N. Clark Street, Chicago, Illinois 60601.

The address for FNT is 17911 Von Karman, Suite 300, Irvine, California 92614.

(9)
Based upon a Schedule 13D/A filed on January 8, 2010 containing information as of December 23, 2009, the following entities and persons beneficially owned in the aggregate number of shares as set forth below:

Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Trinad Capital Master Fund, Ltd.	3,862,379	-	3,862,379	-	3,862,379
Trinad Management, LLC	3,862,379	-	3,862,379	-	3,862,379
Trinad Capital LP	3,264,869	-	3,264,869	-	3,264,869
Trinad Advisors II, LLC	3,264,869	-	3,264,869	-	3,264,869
Robert S. Ellin	4,248,479	386,100	3,862,379	386,100	3,862,379
Robert S. Ellin Profit Sharing Plan	386,100	386,100	-	386,100	-

Each of Trinad Management, LLC, and Trinad Advisors II, LLC disclaims beneficial ownership in shares of common stock beneficially owned by Trinad Capital Master Fund, Ltd. Robert S. Ellin disclaims beneficial ownership of the shares of common stock beneficially owned by Trinad Capital Master Fund, Ltd., except to the extent of his pecuniary interest therein. The address for Trinad Capital Master Fund, Ltd., Trinad Management, LLC, Trinad Capital LP, Trinad Advisors II, LLC, Robert S. Ellin is 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067

(10)	Based upon a Schedule 13G/A filed on February 5, 2010 containing information as of December 29, 2009, the following person and entities beneficially owned the number of shares as set forth below:

Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Kinderhook Partners, LP	3,582,616	-	3,582,616	-	3,582,616
Kinderhook GP, LLC	3,582,616	-	3,582,616	-	3,582,616
Tushar Shah	3,582,616	-	3,582,616	-	3,582,616
Stephen J. Clearman	3,582,616	-	3,582,616	-	3,582,616

Each of Kinderhook Partners, LP, Kinderhook GP, LLC, Tushar Shah and Stephen J. Clearman disclaim beneficial ownership in shares of common stock beneficially owned by the other party except to the extent of their pecuniary interest therein. The address for Kinderhook Partners, LP, Kinderhook GP, LLC, Tushar Shah and Stephen J. Clearman is 1 Executive Drive, Suite 160, Fort Lee, New Jersey 07024.

(11)	Includes 644,584 shares subject to options held by the directors and executive officers that are currently exercisable or exercisable within 60 days of March 31, 2010.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2009 regarding our compensation plans authorizing us to issue equity securities and the number of securities.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a)
Equity compensation plans approved by security holders	4,979,000	(1)	$0.66	300,000	(2)
Equity compensation plans not approved by security holders	4,500,000	(3)	$0.79	-
	9,479,000			300,000

(1)	Includes shares issuable upon exercise of options and rights granted pursuant to the NTN Buzztime, Inc. 2004 Performance Incentive Plan.

(2)
Includes 300,000 shares of Buzztime Entertainment, Inc. common stock available for grant under the Buzztime Entertainment, Inc. 2001 Incentive Stock Option Plan. To date, no options have been granted under the Buzztime Entertainment, Inc. 2001 Incentive Stock Option Plan.  No additional securities remain available for grant under the NTN Buzztime, Inc. 2004 Performance Incentive Plan.

(3)
The 4,500,000 shares issuable that are not pursuant to equity compensation plans approved by security holders are all pursuant to warrants granted in connection with the asset purchase agreements with iSports and i-am TV during 2009.

Indemnity Agreements

We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers. We believe that the use of such indemnity agreements is customary among corporations and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to attract and retain experienced directors and officers.

Certain Relationships and Related Transactions

During 2009 and 2008, there has not been nor are there currently proposed any transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the Company’s total assets and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Company Policy Regarding Related Party Transactions

Pursuant to its charter, our Audit Committee must review and approve, where appropriate, all related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, our directors and officers and any persons holding more than 10% of our common stock are required to report their beneficial ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission. We believe that, based on the written representations of our directors and officers and copies of reports filed with the Commission in 2009, our directors, officers and holders of more than 10% of our common stock complied with the requirements of Section 16(a) during 2009.

 AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors and reviewed by the Audit Committee annually. As set forth in the Charter, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing, providing for the compensation of, retaining, evaluating and overseeing the work of the Company’s independent registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of NYSE Amex.

Management is primarily responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the Audit Committee:

•
reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2009 with management and Mayer Hoffman McCann P.C., the Company’s independent registered public accounting firm;

•
discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by Statement on Auditing Standards No. 61,Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90,  Audit Committee Communications (Codification of Statement on Auditing Standards, AU380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T;

•
received and reviewed the written disclosures and the letter from Mayer Hoffman McCann P.C. regarding its independence as applicable requirements of the PCAOB and discussed with Mayer Hoffman McCann P.C. its independence;

•
based on these reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission; and

•	instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

  Audit Committee of the Board

  Mary Beth Lewis (Chairperson)
  Jeff Berg
  Michael Bush

Notwithstanding anything to the contrary set forth in any our filings and other documents that might incorporate by reference this proxy statement, in whole or in part, the foregoing report of the Audit Committee shall not be incorporated by reference into any such filings or documents.

Principal Accounting Firm Fees

The following table presents fees for professional audit services rendered by Mayer Hoffman McCann P.C. for the audit of the Company’s annual financial statements for 2009 and 2008, the three quarterly reviews for 2009 and 2008, and fees billed for 2009 and 2008 for other services rendered by Mayer Hoffman McCann P.C.

	For the year ended December 31,
	2009	2008
Audit Fees	$244,000	$307,000
Audit-Related Fees	$6,000	$16,000
Tax-Related Fees	$48,000	$-
All Other Fees	$-	$-
	$298,000	$323,000

Our Audit Committee has adopted a Pre-Approval Policy whereby all engagements of our independent auditor must be pre-approved by the Audit Committee. The committee has delegated to the Chairman of the committee the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. If the Chairman approves any such engagements, the Chairman reports that approval to the full committee at the next committee meeting.

PROPOSAL 2

APPROVAL OF THE NTN BUZZTIME, INC.

2010 PERFORMANCE INCENTIVE PLAN

Summary

We previously maintained the 2004 Performance Incentive Plan ("2004 Plan") under which we could award stock based incentive awards to employees and other key service providers.  However, the 2004 Plan expired in 2009 and we presently have no stock plan from which to grant equity compensation awards to our key service providers.

Therefore, at the Annual Meeting, stockholders will be asked to approve the NTN Buzztime, Inc. 2010 Performance Incentive Plan (the "2010 Plan") and to authorize up to 6,000,000 shares for issuance under the 2010 Plan.  The 2010 Plan was adopted, subject to stockholder approval, by the Board of Directors ("Board") on February 4, 2010.

We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of NTN Buzztime, and that incentive compensation plans like the proposed 2010 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Board approved the 2010 Plan based, in part, on a belief that the Plan helps attract and retain the experienced executives, application developers, creative talent and sales personnel required for our business to grow. Our success will depend significantly upon hiring and retaining such experienced, knowledgeable professionals. There is significant competition for employees with the skills required to develop and sell the products and services we offer. If we cannot attract, motivate and retain qualified professionals, our business, financial condition and results of operations will suffer.

Similar to the 2004 Plan, the 2010 Plan will permit the discretionary award of incentive stock options ("ISO"), nonstatutory stock options ("NSO"), restricted stock, stock units, stock appreciation rights ("SARs") and cash awards to Awardees.  Such awards may be granted commencing on the date of board approval of the 2010 Plan and continuing through February 3, 2020 or the earlier termination of the 2010 Plan, subject to obtaining stockholder approval.

As of April 16, 2010, the fair market value of a share of the Company’s common stock (as determined by the last transaction price quoted by the NYSE Amex on such date) was $0.57.

Stockholder approval of the 2010 Plan will allow the Company to continue to provide long-term incentives to Awardees who are responsible for the Company’s success and growth.  Increased stock ownership by Awardees will further align their interests with the interests of stockholders and will assist the Company in attracting and retaining talented employees.  Stockholder approval of the 2010 Plan will also enable (i) awards granted to employees covered by Internal Revenue Code (“Code”) section 162(m) to be eligible to qualify as tax deductible performance-based compensation and (ii) Code section 422 ISO grants to employees to qualify for favorable federal income tax treatment.  If stockholders do not approve the 2010 Plan by February 3, 2011, the 2010 Plan will terminate and any then-outstanding awards granted thereunder shall be forfeited without consideration.

The Board of Directors encourages stockholders to consider the following in voting to approve the 2010 Plan.  The following points summarize why the Board strongly believes the 2010 Plan is essential for the Company's future success:

•
Achieving superior long-term results always has been a primary objective for the Company and therefore it is essential that employees think and act like owners.  Stock ownership helps enhance the alignment of the long-term economic interests of stockholders and employees.  Accordingly, the Company has a history of issuing equity awards as a long term incentive to attract, motivate and retain employees.  If the 2010 Plan is not approved by stockholders, the Company will have no ability to grant equity compensation awards to valued employees in the future.

•
The Company's employees are its most valuable asset.  The Company's ability to grant equity compensation awards is vital (i) to attract and keep intact a talented management team and (ii) to attract and retain other talented and experienced individuals as it competes for qualified and talented employees.  If the 2010 Plan is not approved by stockholders, the Company would be at a competitive disadvantage in each of these areas and would need to resort to providing short term incentive or direct immediate compensation to prevent a loss of management and other employees and to continue to attract high caliber executives and employees for the Company’s future needs.

•
A balanced approach to executive compensation, using a mix of salaries, performance-based bonus incentives and long term equity incentives, helps facilitate management decisions that favor longer term stability, profitability and strength over transitory short-term results.

•
The 6,000,000 new shares of Common Stock that would become available for grant under the 2010 Plan represent approximately only 9.9% of the number of shares of Common Stock that are currently outstanding.

•
The complete text of the 2010 Plan is attached as Exhibit A to this Proxy Statement.  Stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit A.  If there is any inconsistency between this Proposal 2 and the 2010 Plan terms or if there is any inaccuracy in this Proposal 2, the terms of the 2010 Plan shall govern.

Key Features of the 2010 Plan

Certain features of the 2010 Plan are summarized as follows:

•	The 2010 Plan will have a maximum total of 6,000,000 common shares reserved for issuance.

•	Various types of equity-based awards may be issued. In addition, cash-based performance awards may be issued under the 2010 Plan.

•	If not terminated earlier by the Board, the 2010 Plan will terminate on February 3, 2020.

•
The 2010 Plan is generally administered by a committee comprised solely of members of the Board.  The Board has determined that the 2010 Plan will be administered by the Nominating and Corporate Governance/Compensation Committee of the Board ("2010 Plan Committee").

•
Employees, directors and consultants are eligible to receive awards provided that the 2010 Plan Committee has the discretion to determine (i) who shall receive any awards and (ii) the terms and conditions of such awards.

•	Stock options and stock appreciation rights may not be granted at per share exercise price below the fair market value of a Company common share on the date of grant.

•	Stock options and stock appreciation rights may not be repriced without stockholder approval.

•	Awards can qualify as tax deductible “qualified performance-base compensation” within the meaning of Code section 162(m).

Description of the 2010 Plan

Background and Purpose of the 2010 Plan. The purpose of the 2010 Plan is to help promote the long-term success of the Company and the creation of stockholder value by:

•	attracting and retaining the services of employees and certain key service providers,

•	motivating such employees, through the award of equity and performance-based compensation grants, to achieve long-term performance goals,

•	providing equity compensation awards that are competitive with similar companies, and

•
further aligning Awardees’ interests with stockholders through compensation that is based upon the performance of the Company’s common stock which can thereby promote the long-term financial interest of the Company and enhancement of long-term stockholder return.

The 2010 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NSOs), (2) stock appreciation rights, (3) restricted stock, and (4) stock units.  In addition, cash-based performance awards can also be granted under the 2010 Plan.

Eligibility to Receive Awards. Employees, directors and consultants of the Company and certain of its affiliated companies are eligible to receive awards under the 2010 Plan.  The 2010 Plan Committee determines, in its discretion, the Awardees who will be granted awards under the 2010 Plan.  As of April 13, 2010, approximately 142 employees (including 2 officers and 1 employee director) and 3 non-employee directors would be eligible to participate in the 2010 Plan. The total number of employees at the Company as of April 13, 2010 is approximately 151.

Shares Subject to the 2010 Plan. The maximum number of common shares that can be issued under the 2010 Plan is 6,000,000 shares.  The shares underlying forfeited or terminated awards will become available again for issuance under the 2010 Plan and shares that are utilized to pay an award's exercise price or tax withholding obligations shall not count against the 2010 Plan's share limit.

Administration of the 2010 Plan. The 2010 Plan will be administered by the 2010 Plan Committee whose composition will consist of Board members.  The Board has designated its Nominating and Corporate Governance/Compensation Committee as the 2010 Plan Committee.  Subject to the terms of the 2010 Plan, the 2010 Plan Committee has the sole discretion, among other things, to:

•	select the individuals who will receive awards,
•	determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule),
•	correct any defect, supply any omission, or reconcile any inconsistency in the 2010 Plan or any award agreement,
•	accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, and
•	interpret the provisions of the 2010 Plan and outstanding awards.

The 2010 Plan Committee may also use the 2010 Plan to issue shares under other plans or subplans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of Company subsidiaries and affiliates.  In addition, awards may be subject to any policy that the Company may implement on the recoupment of compensation (referred to as a clawback policy). The members of the Board, the 2010 Plan Committee and their delegates shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2010 Plan.

  Types of Awards

Awards issued under the 2010 Plan will be evidenced by a written agreement executed by and between the Company and the Awardee.  Such written agreement will recite the specific terms and conditions of the award.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time.  The 2010 Plan Committee will determine the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a Company common share on the date of grant of the stock option.

Stock options granted under the 2010 Plan may be either ISOs or NSOs.  As required by the Code and applicable regulations, ISOs are subject to various limitations. For example, the exercise price for any ISO granted to any employee owning more than 10% of common stock may not be less than 110% of the fair market value of the common stock on the date of grant and such ISO must expire not later than five years after the grant date.  The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust.  The 2010 Plan provides that no more than 6,000,000 shares may be issued pursuant to the exercise of ISOs.

A stock option granted under the 2010 Plan generally cannot be exercised until it becomes vested.  The 2010 Plan Committee establishes the vesting schedule of each stock option at the time of grant.  The maximum term life for stock options granted under the 2010 Plan may not exceed ten years from the date of grant.

The exercise price of each stock option granted under the 2010 Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or through another method approved by the 2010 Plan Committee.  The optionee must also make arrangements to pay any taxes that the Company is required to withhold at the time of exercise.

Stock Appreciation Rights. A SAR is the right to receive, upon exercise, an amount equal to the excess of the fair market value of the shares on the date of the SAR's exercise over the fair market value of the shares covered by the exercised portion of the SAR on the date of grant.  The 2010 Plan Committee determines the terms of stock appreciation rights including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a Company common share on the date of grant), the vesting and the term of the SAR.  The maximum term life for grants under the 2010 Plan may not exceed ten years from the date of grant. The 2010 Plan Committee may determine that a SAR will only be exercisable if the Company satisfies performance goals established by the 2010 Plan Committee. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the 2010 Plan Committee may determine.

Restricted Stock.  Awards of restricted stock are shares of common stock that vest in accordance with the terms and conditions established by the 2010 Plan Committee. The 2010 Plan Committee also will determine any other terms and conditions of an award of restricted shares. In determining whether an award of restricted shares should be made, and/or the vesting schedule for any such award, the 2010 Plan Committee may impose whatever conditions to vesting as it determines to be appropriate.  For example, the 2010 Plan Committee may determine that an award of restricted shares will vest only if the Company satisfies performance goals established by the 2010 Plan Committee.

Stock Units.  Stock units are the right to receive an amount equal to the fair market value of the shares covered by the stock unit at some future date after the grant. The 2010 Plan Committee will determine all of the terms and conditions of an award of stock units, including the vesting period. Upon each vesting date of a stock unit, an Awardee will be entitled to receive an amount equal to the then fair market value of the shares on the settlement date.  The 2010 Plan Committee may determine that an award of stock units will vest only if the Company satisfies performance goals established by the 2010 Plan Committee.  Payment for vested stock units may be in shares of common stock or in cash, or any combination thereof, as the 2010 Plan Committee may determine.  Settlement of stock units shall generally occur within thirty days of vesting unless the Awardee has timely elected to defer such compensation.

Cash Awards.  We may also award cash-based performance bonus opportunities to Awardees under the 2010 Plan.  Such cash awards will be (i) payable only in cash, (ii) paid based on achievement of performance goal(s) applying the performance criteria specified below and (iii) intended to qualify as performance-based compensation under Code section 162(m).

Non-Employee Director Fees.  Upon the Board's affirmative determination to authorize such a provision, a non-employee director may elect to  receive from 50% to all of his or her annual retainer payments in the form of vested stock or stock units granted under the 2010 Plan. The terms and conditions of such an arrangement shall be determined by the Board.

Performance Conditions and Annual Grant Limits. The 2010 Plan specifies performance conditions that the 2010 Plan Committee may include in awards that are intended to qualify as performance-based compensation under Code section 162(m).  These performance condition criteria shall be limited to one or more of the following target objectives involving the Company or a subsidiary or affiliate:

•	return on equity
•	earnings per share
•	total earnings
•	earnings growth
•	return on capital
•	return on assets
•	economic value added
•	earnings before interest and taxes
•	sales or revenue growth
•	return on investment
•	fair market value or price of the Company's shares (including, but not limited to, growth measures and total stockholder return)
•	net operating profit
•	operating income before or after taxes
•	cash flow (including, but not limited to, operating cash flow and free cash flow)
•	cash flow return on investments (which equals net cash flow divided by total capital)
•	internal rate of return
•	net present value
•	costs or expenses or cost containment or reduction
•	market share
•	customer satisfaction
•	corporate transactions including without limitation mergers, acquisitions, dispositions and/or joint ventures

•	product development
•	capital expenditures
•	earnings before or after interest, taxes, depreciation and/or amortization
•	gross revenue

If this Proposal 2 is approved by stockholders, then each of the above performance criteria would be approved for use, in the Company's discretion, in awards that are intended to qualify as performance-based compensation under Code section 162(m).  Including one or more of the foregoing performance conditions in awards of restricted stock and stock units or in cash-based awards to Covered Employees (as defined below in the federal income tax section) can permit these awards to qualify as performance-based compensation.  Certain other awards, such as stock options, may qualify as performance-based compensation under Code section 162(m) without the inclusion of any of the above performance criteria.

Approval of the material terms of the 2010 Plan (which consists of participant eligibility, the foregoing specified performance condition criteria and the numerical limitations on the magnitude of grants or on the value of cash-based awards) by stockholders is necessary for grants to Covered Employees to qualify for the performance-based compensation exception to the income tax deduction limitations of section 162(m) of the Code.  Qualified performance-based compensation approved by stockholders is not subject to the Code section 162(m) deduction limit.  By seeking approval of this Proposal 2, the Board also intends to prevent Code section 162(m) from limiting the deductibility of 2010 Plan Awards to Covered Employees.  In this regard, the 2010 Plan imposes the following annual grant limits on awards that are intended to constitute qualified performance-based compensation under Code section 162(m).

Limit Per Fiscal Year
Equity Awards	1,000,000 shares
Cash Awards	$1,000,000

The above share grant limit is increased to 1,750,000 shares for equity awards that are granted in the fiscal year that the Covered Employee commences employment.

However, it is impossible to be certain that all 2010 Plan Awards or any other compensation paid by the Company to Covered Employees will be tax deductible.  Further, the 2010 Plan does not preclude the Nominating and Corporate Governance/Compensation Committee from making other compensation payments outside of the 2010 Plan to Covered Employees even if such payments do not qualify for tax deductibility under Code section 162(m).  See also the section under the heading “Internal Revenue Code Section 162(m) Limits” below for further information on Code section 162(m).

Limited Transferability of Awards. Awards granted under the 2010 Plan generally are not transferrable other than upon death, or pursuant to a court-approved domestic relations order. However, the 2010 Plan Committee may in its discretion permit awards other than ISOs to be transferred. Generally, where transfers are permitted, they will be permitted only by gift to a member of the Awardee’s immediate family or to a trust or other entity for the benefit of the member(s) of the Awardee’s and/or his or her immediate family.

Termination of Employment, Death or Disability. The 2010 Plan Committee will determine the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, disability or retirement, and the status of the award as vested or unvested.

Adjustments Upon Changes in Capitalization.  In the event of a subdivision of the outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification  of the shares, recapitalization, spin-off, or other similar occurrence, then the number and class of shares issued under the 2010 Plan and subject to each award, along with any exercise prices, as well as the number and class of shares available for issuance under the 2010 Plan, shall each be equitably and proportionately adjusted by the 2010 Plan Committee.

Corporate Transaction. In the event that the Company is a party to a merger or other reorganization, outstanding 2010 Plan awards will be subject to the agreement of merger or reorganization. Such agreement may provide for (i) the continuation of the outstanding awards by the Company if the Company is a surviving corporation, (ii) the assumption of the outstanding awards by the surviving corporation or its parent, (iii) full exercisability or full vesting, or (iv) cancellation of outstanding awards with or without consideration, in all cases with or without consent of the Awardee.  The Board or 2010 Plan Committee need not adopt the same rules for each award or Awardee.

Change in Control.  The 2010 Plan Committee will decide the effect of a change in control of the Company on outstanding awards.  The 2010 Plan Committee may, among other things, provide that awards will fully vest upon a change in control, or upon a change in control followed by an involuntary termination of employment within a certain period of time.

Term of the 2010 Plan.  If approved by stockholders, the 2010 Plan will continue in effect until February 3, 2020 or until earlier terminated by the Board.

Governing Law. The 2010 Plan shall be governed by the laws of the state of Delaware (which is the state of the Company's incorporation) except for conflict of law provisions.

Amendment and Termination of the 2010 Plan.  The Board generally may amend or terminate the 2010 Plan at any time and for any reason, except that the Board must obtain stockholder approval of material amendments, including any addition of shares, or any repricing or as may be required by NYSE Amex rules.

Certain Federal Income Tax Information

The following is a general summary, as of April 2010, of the federal income tax consequences to the Company and to U.S. participants for awards granted under the 2010 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. The Company advises participants to consult with their own tax advisors regarding the tax implications of their awards under the 2010 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares have been held by the participant for more than one year.  The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options.  A participant who receives an NSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short or long term capital gain or loss depending on whether the shares had been held by the participant for more than one year.

Stock Appreciation Rights.  No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to a Code section 83(b) election. Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares.

Stock Units.  No taxable income is generally reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the vested stock units.

Income Tax Effects for the Company.  The Company generally will be entitled to a tax deduction in connection with an award under the 2010 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO).

Internal Revenue Code Section 162(m) Limits. Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one fiscal year with respect to the Company’s principal executive officer and each of the other three most highly compensated officers (other than the principal financial officer) (“Covered Employees”).

The 2010 Plan is intended to enable certain awards to constitute performance-based compensation not subject to the annual deduction limitations of section 162(m) of the Code. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board has not adopted a policy that all compensation must be tax deductible.

Internal Revenue Code Section 409A.  Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed plus possible penalties and interest.  The types of arrangements covered by section 409A of the Code are broad and may apply to certain awards available under the 2010 Plan (such as stock units). The intent is for the 2010 Plan, including any awards available thereunder, to comply with the requirements of section 409A of the Code to the extent applicable.  As required by Code section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee's separation from service.

New Plan Benefits

All awards of the 2010 Plan will be granted at the 2010 Plan Committee's discretion and therefore cannot be determined in advance. To date, the 2010 Plan Committee approved, subject to stockholder approval of the 2010 Plan, the option grants set forth in the table below. If our stockholders do not approve the 2010 Plan, the options granted to date will be forfeited. Other than the grants discussed in the table below, the 2010 Plan Committee has not determined the number or type of awards that it may grant under the 2010 Plan in the future.

Name of Individual or Group	Dollar Value ($)	Number of Units (1)
Terry Bateman, President, Chief Executive Officer and Director	—	—
Kendra Berger, Chief Financial Officer	—	—
Ken Keymer, Chief Operating Officer	—	—
All current executive officers, as a group	—	1,750,000
All current directors who are not executive officers, as a group	—	— -
All employees, including all current officers who are not executive officers	—	80,400

(1) Represents the number of shares of common stock underlying options granted.

The exercise price of each option that has been granted under the 2010 Plan identified in the table above was equal to the closing price of the common stock on the date of grant. In addition, each such option vests, if the 2010 Plan is approved by our stockholders, as to 25% of the total number of shares of common stock subject to the option on the first anniversary of the grant date and the remaining 75% vest in 36 substantially equal monthly installments, with the first installment vesting on the last day of the month following the month in which the first anniversary of the grant date occurs and an additional installment vesting on the last day of each of the 35 months thereafter.

Required Vote

At the Annual Meeting, stockholders will be asked to approve the 2010 Stock Incentive Plan.  This approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company’s common stock present or represented by proxy at the Annual Meeting and entitled to be voted on Proposal 2.  Abstentions will be included in the number of shares present and entitled to vote on this Proposal 2 and, accordingly, will have the effect of a vote "AGAINST" Proposal 2.  If a broker indicates on the proxy it does not have discretionary authority to vote certain shares on this proposal, those shares will not be considered as present and entitled to vote on this Proposal 2 (other than to reduce the number of affirmative votes required to approve this proposal).  Therefore, a broker non-vote will not be counted and will have no effect on this proposal to approve the 2010 Plan.  In the event that stockholder approval is not obtained, the Company may not make awards under the 2010 Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2010 STOCK INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT
OF MAYER HOFFMAN MCCANN P.C.
AS INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2009 was Mayer Hoffman McCann P.C.  The Audit Committee of our Board of Directors has reappointed Mayer Hoffman McCann P.C. to continue as our independent registered public accounting firm for the year ending December 31, 2010. Our bylaws do not require that our stockholders ratify the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm. However, we are submitting the selection of Mayer Hoffman McCann P.C. to our stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Mayer Hoffman McCann P.C. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if we determine that such a change would be in the best interests of the Company and our stockholders.

Representatives of Mayer Hoffman McCann P.C. will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Required Vote

A majority of the shares present at the meeting, either in person or by proxy, must be voted in favor of Proposal 3 to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN McCANN P.C. TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN McCANN P.C. IF NO DIRECTION IS GIVEN IN THE PROXIES.

COMMUNICATIONS WITH DIRECTORS

Stockholders may communicate directly with the Board of Directors or individual members of the Board of Directors in writing by sending a letter to the Board c/o the Corporate Secretary at: NTN Buzztime, Inc. Board of Directors, 5966 La Place Court, Suite 100, Carlsbad, California 92008. The Secretary will promptly forward the communication to the Chairman of the Board of Directors or other director identified in the communication without any editing or screening.

OTHER MATTERS

Accompanying this Proxy Statement is a letter to stockholders from Mr. Bush, our President and Chief Executive Officer, together with our Annual Report for the fiscal year ended December 31, 2009.

We will furnish, without charge, to each person to whom this Proxy Statement is being sent a complete copy of our Form 10-K (other than exhibits) for fiscal year ended December 31, 2009. We will furnish any exhibit to our Form 10-K upon the payment of a fee to cover our reasonable expenses in furnishing such exhibit. Written requests for the Form 10-K should be directed to Ms. Kendra Berger, Corporate Secretary, at our corporate offices located at 5966 La Place Court, Carlsbad, California 92008. Telephone requests may be directed to Ms. Berger at (760) 438-7400.

As of the time of preparation of this Proxy Statement, we do not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ KENDRA BERGER
Kendra Berger
Chief Financial Officer and Secretary

Carlsbad, California
Dated: April 30, 2010

Exhibit A

NTN BUZZTIME, INC.

2010 PERFORMANCE INCENTIVE PLAN

NTN BUZZTIME, INC.
2010 PERFORMANCE INCENTIVE PLAN

SECTION 1.  INTRODUCTION.

The Company’s Board of Directors adopted the NTN Buzztime, Inc. 2010 Performance Incentive Plan on the Adoption Date.  The Plan is effective on the Adoption Date conditioned upon and subject to obtaining Company stockholder approval as provided in Section 15.

The purpose of the Plan is to (i) attract and retain the services of persons eligible to participate in the Plan; (ii) motivate Awardees, by means of appropriate equity and performance based incentives, to achieve long-term performance goals; (iii) provide equity and performance based incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other stockholders and thereby promote the financial interests of the Company and its Affiliates and enhancement of stockholder return.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants, Stock Units and/or Cash Awards.

This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.  Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any applicable Award agreement.

SECTION 2.  DEFINITIONS.

(a)           “Adoption Date” means February 4, 2010.

(b)           “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.  For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(c)           “Award” means any award to an Awardee of an Option, SAR, Restricted Stock Grant, Stock Unit or Cash Award under the Plan.

(d)           “Awardee” means an Employee, Consultant, Director, or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.

(e)           “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)           “Cash Award” means an award of a bonus opportunity to an Awardee that is (i) payable only in cash, (ii) not an Option, SAR, Restricted Stock Grant or Stock Unit, (iii) paid based on achievement of Performance Goal(s) and (iv) intended to qualify as performance-based compensation under Code Section 162(m).

(g)           “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax withholding obligations (up to the maximum amount permitted by applicable law) relating to the Option.

(h)           “Cause” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Cause), (i) a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or (ii) a Participant’s misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Committee in its sole discretion), or (iii) any unauthorized use or disclosure of confidential information or trade secrets by a Participant, or (iv) a Participant's negligence, malfeasance, breach of fiduciary duties, neglect of duties, or (v) any material violation by a Participant of a written Company or Subsidiary or Affiliate policy or any material breach by a Participant of a written agreement with the Company or Subsidiary or Affiliate, or (vi) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company's or a Subsidiary’s or an Affiliate's business, financial condition, prospects and/or reputation.  In each of the foregoing subclauses (i) through (vi), whether or not a "Cause" event has occurred will be determined by the Committee in its sole discretion and the Committee’s determination shall be conclusive, final and binding.

(i)           “Change in Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Change in Control), means the occurrence of any one or more of the following:

(i)       The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding Shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Company, (B) any acquisition by  the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, or (D) any  acquisition by any entity pursuant to a transaction that complies with Sections 2(h)(iii)(1), (2) and (3) below;

(ii)       Individuals who, as of the Adoption Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Adoption Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)       Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets directly or through one or more subsidiaries (a "New Parent")) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a New Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or New Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity  resulting from such Business Combination or a New Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)       Consummation of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control under Section 2(h)(iii) above.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(j)           “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(k)           “Committee” means a committee described in Section 3.

(l)           “Common Stock” means the Company’s common stock, $0.005 par value per share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(m)           “Company” means NTN Buzztime, Inc., a Delaware corporation.

(n)           “Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

(o)           “Covered Employees” means those individuals whose compensation is subject to the deduction limitations of Code Section 162(m).

(p)           “Director” means a member of the Board who is also an Employee.

(q)           “Disability” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement (and in such case the employment agreement or Award agreement shall govern as to the definition of Disability), that the Awardee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.  The Disability of an Awardee shall be determined solely by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

(r)           “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(s)           “Equity Award” means any Award other than a Cash Award.

(t)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)           “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

(v)           “Fair Market Value” means the market price of a Share, determined by the Committee as follows:

(i)       If the Shares were traded on a stock exchange (such as the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii)       If the Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date of determination, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii)      If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication).  Such determination shall be conclusive and binding on all persons.

(w)         “Fiscal Year” means the Company’s fiscal year.

(x)           “Grant” means any grant of an Award under the Plan.

(y)          “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(z)           “Non-Employee Director” means a member of the Board who is not an Employee.

(aa)        “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(bb)        “Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(cc)        “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Stock Option Agreement.

(dd)       “Optionee” means an individual, estate or other entity that holds an Option.

(ee)        “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.

(ff)         “Participant” means an individual or estate or other entity that holds an Award.

(gg)       “Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to a Performance Period including without limitation one or more of the following:  (i) return on equity, (ii) earnings per share, (iii) total earnings, (iv) earnings growth, (v) return on capital, (vi) return on assets, (vii) economic value added, (viii) earnings before interest and taxes, (ix) sales or revenue growth, (x) return on investment, (xi) fair market value or price of the Company's shares (including, but not limited to, growth measures and total stockholder return), (xii) net operating profit, (xiii) operating income before or after taxes; (xiv) cash flow (including, but not limited to, operating cash flow and free cash flow), (xv) cash flow return on investments (which equals net cash flow divided by total capital), (xvi) internal rate of return, (xvii) net present value, (xviii) costs or expenses or cost containment or reduction, (xix) market share, (xx) customer satisfaction, (xxi) corporate transactions including without limitation mergers, acquisitions, dispositions and/or joint ventures, (xxii) product development, (xxiii) capital expenditures, (xxiv) earnings before or after interest, taxes, depreciation and/or amortization, and/or (xxv) gross revenue; each with respect to the Company and/or one or more Affiliates or operating units as determined by the Committee in its sole discretion.  Awards issued to persons who are not Covered Employees may take into account other (or no) factors.

(hh)       “Performance Period” means any period of time determined by the Committee in its sole discretion provided that such period cannot be less than three (3) months or more than ten (10) years in duration.  The Committee may establish different Performance Periods for different Participants and the Committee may establish concurrent or overlapping Performance Periods.

(ii)          “Plan” means this NTN Buzztime, Inc. 2010 Performance Incentive Plan as it may be amended from time to time.

(jj)          “Prior Equity Plans” means the Company’s 2004 Performance Incentive Plan and predecessor plans.

(kk)        “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor definition(s))..

(ll)          “Restricted Stock Grant” means Shares awarded under the Plan as provided in Section 9.

(mm)      “Restricted Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Restricted Stock Grant.

(nn)       “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(oo)       “SEC” means the Securities and Exchange Commission.

(pp)       “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(qq)       “Securities Act” means the Securities Act of 1933, as amended.

(rr)         “Service” means service as an Employee, Director, Non-Employee Director or Consultant.  Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate.  A Participant’s Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law.  However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.  Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work.  The Committee determines which leaves count toward Service, and when Service commences and terminates for all purposes under the Plan.

(ss)        “Share” means one share of Common Stock.

(tt)         “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in Section 8.

(uu)       “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(vv)       “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan and as provided in Section 10.

(ww)      “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of Stock Units.

(xx)         “Stockholder Approval Date” means the date that the Company's stockholders approve this Plan provided that such approval must occur on or before the first anniversary of the Adoption Date.

(yy)       “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.

(zz)        “Termination Date” means the date on which a Participant's Service terminates as determined by the Committee.

(aaa)      “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3.  ADMINISTRATION.

(a)         Committee Composition.  A Committee appointed by the Board shall administer the Plan.  Unless the Board provides otherwise, the Board’s Compensation Committee (or a comparable committee of the Board) shall be the Committee.  The Board may also at any time reassume all powers and authority previously delegated to the Committee.

To the extent required, the Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3 of the Exchange Act or Code Section 162(m), that may administer the Plan with respect to Awardees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Awardees and may determine all terms of such Awards.  To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more Officers, that may authorize Awards to Employees (who are not Section 16 Persons or Covered Employees) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(b)           Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan.  Such actions shall include without limitation:

(i) determining Awardees who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award agreement;

(iv) accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) interpreting the Plan and any Award agreements;

(vi) making all other decisions relating to the operation of the Plan; and

(vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as appendices.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.  The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion.  The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

(c)           Indemnification.  To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4.  GENERAL.

(a)           General Eligibility.  Only Employees, Consultants, Directors and Non-Employee Directors shall be eligible for designation as Awardees by the Committee.

(b)           Incentive Stock Options.  Only Awardees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, an Awardee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.  If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action.

(c)            Restrictions on Shares.  Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine.  Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.  In no event shall the Company be required to issue fractional Shares under this Plan.

(d)           Beneficiaries.  A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death.  If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e)           Performance Conditions.  The Committee may, in its discretion, include performance conditions in any Award.  If performance conditions are included in Awards to Covered Employees that are intended to qualify as performance-based compensation under Code Section 162(m), then such Awards will be subject to the achievement of Performance Goals that shall be established and administered pursuant to the requirements of Code Section 162(m) and as described in this Section 4(e).  Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied.  Without limitation, the approved minutes of a Committee meeting shall constitute such written certification.  With respect to Awards that are intended to qualify as performance-based compensation under Code Section 162(m), the Committee may adjust the evaluation of performance under a Performance Goal (to the extent permitted by Code Section 162(m)) to remove the effects of certain events including but not limited to the following:

(i)       asset write-downs or discontinued operations,

(ii)       litigation or claim judgments or settlements,

(iii)      the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results,

(iv)      reorganizations or restructuring programs or divestitures or acquisitions, and

(v)       extraordinary non-recurring items as described in applicable accounting principles and/or items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence.

Notwithstanding satisfaction of any completion of any Performance Goal, to the extent specified at the time of grant of an Award, the amount of cash, the number of Shares, Options, SARs, Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.  Awards with performance conditions that are granted to Awardees who are not Covered Employees or any Awards to Covered Employees which are not intended to qualify as performance-based compensation under Code Section 162(m) need not comply with the requirements of Code Section 162(m).

(f)           Stockholder Rights.  A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and has been issued the applicable stock certificate by the Company.  No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 11.

(g)           Termination of Service.  Unless the applicable Award agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR as applicable):

(i) if the Service of a Participant is terminated for Cause, then all Options, SARs, unvested portions of Stock Units and unvested portions of Restricted Stock Grants shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards);

(ii) if the Service of Participant is terminated for any reason other than for Cause, or other than due to death or Disability, then the vested portion of his/her then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards); or

(iii) if the Service of a Participant is terminated due to death or Disability, the vested portion of his/her then-outstanding Options/SARs may be exercised within twelve months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire Shares underlying the forfeited Awards).  In the event of a termination of an Employee’s Service due to Disability, an unexercised ISO will be treated as an NSO commencing as of one year and one day after such Termination Date.

(h)           Code Section 409A.  Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention.  If upon a Participant’s “separation from service” within the meaning of Code Section 409A, he/she is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such separation from service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s separation from service, or (ii) ten (10) days after the Company receives written notification of the Participant’s death.  Any such delayed payments shall be made without interest.

(i)           Suspension or Termination of Awards.  If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or SAR (or payment of a Cash Award or vesting of Restricted Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause.  If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option or SAR whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration.  Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

(j)           Electronic Communications.  Subject to compliance with applicable law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

(k)           Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(l)             Liability of Company.  The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

(m)           Reformation.  In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid.  If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(n)           References.  References to statutory and/or regulatory provisions or definitions will also be deemed to refer to their successor provisions or definitions as applicable.

(o)           Director Fees.  If the Board affirmatively determines to implement this Section 4(o), then each Non-Employee Director may be awarded either a Restricted Stock Grant or Stock Units in accordance with the terms and conditions contained in this Section 4(o).

(1) Participation Elections.  Each Non-Employee Director may elect to receive a Restricted Stock Grant (or Stock Units) under the Plan in lieu of payment of a portion of his or her annual retainer.  Such an election may be for any dollar or percentage amount equal to at least 50% of the Non-Employee Director's annual retainer (up to a limit of 100% of the annual retainer of Non-Employee Directors).  The election must be made prior to the beginning of the annual board of directors cycle which shall be any twelve month continuous period designated by the Board (the "Board Cycle") and such election may need to be made earlier as necessary to comply with Code Section 409A.  Any amount of the annual retainer not elected to be received as a Restricted Stock Grant or Stock Units shall be payable in cash in accordance with the Company's standard payment procedures.

(2) Grants of Stock.  As soon as reasonably practicable following the commencement of each Board Cycle, each Non-Employee Director who has timely made the election described in Section 4(o)(1) with respect to that Board Cycle shall be granted a number of Shares pursuant to a Restricted Stock Grant (or Stock Units) having a Fair Market Value on the date of grant equal to 100% of the amount of the annual retainer elected to be received as a Restricted Stock Grant (or Stock Units) under Section 4(o)(1) for such Board Cycle, rounded down to the nearest full Share.  Such Restricted Stock Grant (or Stock Units) will be evidenced by an executed Restricted Stock Grant Agreement (or Stock Unit Agreement) between the Company and the electing Non-Employee Director.  Such Restricted Stock Grant (or Stock Units) will be fully vested at grant.

(3) Other Terms.  Shares (or Stock Units) granted under this Section 4(o) shall otherwise be subject to the terms of the Plan applicable to Non-Employee Directors or to Participants generally (other than provisions specifically applying only to Employees).

(p)           No Re-Pricing of Options or SARs.  Notwithstanding anything to the contrary, outstanding Options or SARs may not be Re-Priced without the approval of Company stockholders.

(q)           Successor Provision.  Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.

SECTION 5.  SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a)           Basic Limitation.  The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares.  Subject to adjustment as provided in Sections 5(b) and 11, the aggregate number of Shares reserved for Equity Awards under the Plan shall not exceed 6,000,000 Shares.  The aggregate number of Shares that may be issued in connection with ISOs under the Plan shall not exceed 6,000,000 Shares.

(b)           Share Utilization.  If Equity Awards are forfeited or are terminated for any reason other than being exercised, then the Shares underlying such Equity Awards shall again become available for Equity Awards under the Plan.  If SARs are exercised or Stock Units are settled in Shares, then only the number of Shares (if any) actually issued in settlement of such SARs or Stock Units shall reduce the number of Shares available under Section 5(a) and the balance shall again become available for Equity Awards under the Plan.  If a Participant pays the Exercise Price by net exercise or by surrendering previously owned Shares (or by stock attestation) and/or, as permitted by the Committee, pays any withholding tax obligation with respect to an Equity Award by electing to have Shares withheld or surrendering previously owned Shares (or by stock attestation), the surrendered Shares and the Shares withheld to pay taxes shall be available for issuance under the Plan and shall not count toward the maximum number of shares that may be issued under the Plan as set forth in Section 5(a).  Any Shares that are delivered and any Equity Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided in Sections 6(e), 8(f), 9(g) or 10(h)) shall not be counted against the Share limits specified in Sections 5(a) and 5(d).

(c)           Dividend Equivalents.  Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Equity Awards.

(d)           Code Section 162(m) Limits.  For so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to the Covered Employees, then the limits specified below in this Section 5(d) shall be applicable to Awards issued under the Plan that are intended to qualify as performance-based compensation under Code Section 162(m).

(i)       Share Limit for Equity Awards.  No Awardee shall receive Equity Awards during any Fiscal Year in excess of the aggregate amount of 1,000,000 Shares, whether such Equity Awards are in the form of Options, SARs, Restricted Stock Grants and/or Stock Units.  The foregoing limit shall be increased to 1,750,000 Shares with respect to Equity Awards granted to an Awardee during the Fiscal Year of the Awardee’s commencement of employment with the Company.

(ii)       Dollar Limit for Cash Awards.  The maximum aggregate value of Cash Awards that may be received by any one Awardee with respect to any individual Fiscal Year is $1,000,000.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

(a)           Stock Option Agreement.  Each Grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions).  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  The Stock Option Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NSO.

(b)           Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for adjustment of such number in accordance with Section 11.

(c)           Exercise Price.  An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement.  Except with respect to outstanding stock options being assumed or Options being granted in exchange for cancellation of outstanding options granted by another issuer as provided under Section 6(e), the Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO Grants to 10-Percent Shareholders) on the date of Grant.

(d)           Exercisability and Term.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable.  The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant (and may be for a shorter period of time than ten years).  No Option can be exercised after the expiration date specified in the applicable Stock Option Agreement.  A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events. Notwithstanding the previous sentence, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five years.  Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.  A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise.  In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.

(e)            Modifications or Assumption of Options.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price.  For avoidance of doubt, the Committee may not Re-Price outstanding Options without approval from the Company's stockholders.  No modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

(f)            Assignment or Transfer of Options.  Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee.  No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7.  PAYMENT FOR OPTION SHARES.

(a)            General Rule.  The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased by the Optionee, except as follows and if so provided for in an applicable Stock Option Agreement:

(i)       In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement.  The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii)       In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

(b)           Surrender of Stock.  To the extent that this Section 7(b) is made applicable to an Option in a Stock Option Agreement, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee.  Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c)           Cashless Exercise.  To the extent that this Section 7(c) is made applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d)           Net Exercise.  To the extent that this Section 7(d) is made applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through a “net exercise” arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares.  Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date.  The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee.  No fractional Shares will be created as a result of a net exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii).

(e)           Other Forms of Payment.  To the extent that this Section 7(e) is made applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8.  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)           SAR Agreement.  Each Grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company.  Such SAR shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions).  A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.  SARs may be granted in consideration of a reduction in the Participant’s other compensation.

(b)           Number of Shares.  Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 11.

(c)           Exercise Price.  Each SAR Agreement shall specify the Exercise Price.  Except with respect to outstanding stock appreciation rights being assumed or SARs being granted in exchange for cancellation of outstanding stock appreciation rights granted by another issuer as provided under Section 8(f), the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d)           Exercisability and Term.  Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable.  The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant (and may be for a shorter period of time than ten years).  No SAR can be exercised after the expiration date specified in the applicable SAR Agreement.  A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service.  A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO.  A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e)            Exercise of SARs.  If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable SAR agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine.  The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f)            Modification or Assumption of SARs.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price.  For avoidance of doubt, the Committee may not Re-Price outstanding SARs without approval from the Company's stockholders.  No modification of a SAR shall, without the consent of the Participant, impair his or her rights or obligations under such SAR.

(g)           Assignment or Transfer of SARs.  Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant.  No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 9.  TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS.

(a)           Time, Amount and Form of Awards.  Awards under this Section 9 may be granted in the form of a Restricted Stock Grant.

(b)           Restricted Stock Grant Agreement.  Each Grant of a Restricted Stock Grant under the Plan shall be evidenced by a Restricted Stock Grant Agreement between the Participant and the Company.  Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions).  The provisions of the Restricted Stock Grant Agreements entered into under the Plan need not be identical.

(c)           Payment for Restricted Stock Grants.  Restricted Stock Grants may be issued with or without cash consideration under the Plan.

(d)           Vesting Conditions.  Each Restricted Stock Grant may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Grant Agreement.  A Restricted Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(e)           Assignment or Transfer of Restricted Stock Grants.  Except as provided in Section 14, or in a Restricted Stock Grant Agreement, or as required by applicable law, a Restricted Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.  Any act in violation of this Section 9(e) shall be void.  However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Restricted Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Restricted Stock Grant Awards by will or by the laws of descent and distribution.

(f)           Voting and Dividend Rights.  The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.  A Restricted Stock Grant Agreement, however, may require that the holder of such Restricted Stock Grant invest any cash dividends received in additional Shares subject to the Restricted Stock Grant.  Such additional Shares subject to the Restricted Stock Grant shall be subject to the same conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid.  Such additional Shares subject to the Restricted Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(g)           Modification or Assumption of Restricted Stock Grants.  Within the limitations of the Plan, the Committee may modify or assume outstanding stock awards or may accept the cancellation of outstanding stock awards (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares.  No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Restricted Stock Grant.

SECTION 10.  TERMS AND CONDITIONS OF STOCK UNITS.

(a)           Stock Unit Agreement.  Each Grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company.  Such Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions).  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.  Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b)           Number of Shares.  Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 11.

(c)           Payment for Awards.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(d)           Vesting Conditions.  Each Grant of Stock Units may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.  A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(e)           Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both.  Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(f)           Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days.  Except as otherwise provided in a Stock Unit Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting.  The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(g)           Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h)           Modification or Assumption of Stock Units.  Within the limitations of the Plan, the Committee may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares.  No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

(i)           Assignment or Transfer of Stock Units.  Except as provided in Section 14, or in a Stock Unit Agreement, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.  Any act in violation of this Section 10(i) shall be void.  However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 11.  ADJUSTMENTS.

(a)           Adjustments.  In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(i)       the maximum aggregate number of Shares specified in Section 5(a);

(ii)       the number and kind of securities available for Equity Awards (and which can be issued as ISOs) under Section 5;

(iii)       the limits on Equity Awards issued under the Plan that are intended to qualify as performance-based compensation under Code Section 162(m) under Section 5(d);

(iv)      the number and kind of securities covered by each outstanding Equity Award;

(v)       the Exercise Price under each outstanding SAR and Option; and

(vi)      the number and kind of outstanding securities issued under the Plan.

(b)           Participant Rights.  Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.  If by reason of an adjustment pursuant to this Section 11, a Participant’s Equity Award covers additional or different shares of stock or securities, then such additional or different shares and the Equity Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Equity Award and the Shares subject to the Equity Award prior to such adjustment.

(c)           Fractional Shares.  Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares.  Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 12.  EFFECT OF A CHANGE IN CONTROL.

(a)           Merger or Reorganization.  In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization.  Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

(b)           Acceleration.  In the event that a Change in Control occurs with respect to the Company and there is no assumption or continuation of Equity Awards pursuant to Section 12(a), the Committee may in its discretion provide that all Equity Awards shall vest and become exercisable as of immediately before such Change in Control.

SECTION 13.  LIMITATIONS ON RIGHTS.

(a)           Retention Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant Director or Non-Employee Director or to receive any other Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b)           Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Equity Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(c)           Dissolution.  To the extent not previously exercised or settled, Options, SARs, Stock Units and unvested Restricted Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and be forfeited to the Company.

(d)           Clawback Policy.  The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”).  In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

SECTION 14.  TAXES.

(a)           General.  A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award.  The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)           Share Withholding.  The Committee in its discretion may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation).  Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day.  Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC.  The Committee may also, in its discretion, permit a Participant to satisfy withholding or income tax obligations (up to the maximum amount permitted by applicable law) related to an Award through a sale of Shares underlying an Equity Award or, in the case of Options, through a net exercise or Cashless Exercise.

SECTION 15.  DURATION AND AMENDMENTS.

(a)           Term of the Plan.  The Plan, as set forth herein, is conditioned upon and subject to the approval of the Company’s stockholders and is effective on the Adoption Date.  No settlement of Awards or exercise of Options or SARs may occur before the Stockholder Approval Date.  If the Company’s stockholders do not approve the Plan on or before the first anniversary of the Adoption Date, then the Plan shall terminate and be null and void and any Awards granted under the Plan shall be then forfeited without consideration.  In any event, the Plan shall terminate no later than on the day before the tenth anniversary of the Adoption Date and may be terminated on any earlier date pursuant to this Section 15.  This Plan will not in any way affect outstanding awards that were issued under the Prior Equity Plans or other Company equity compensation plans.

(b)           Right to Amend or Terminate the Plan.  The Board may amend or terminate the Plan at any time and for any reason.  No Awards shall be granted under the Plan after the Plan’s termination.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.  In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.  In the event of any conflict in terms between the Plan and any Award agreement, the terms of the Plan shall prevail and govern.

SECTION 16.  EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

NTN BUZZTIME, INC. By: ___________________________ Title: __________________________